UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Royal Gold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 18, 2009

* * * *

To the Stockholders of ROYAL GOLD, INC.:

                   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Royal Gold, Inc. will be held at 9:30 a.m. MST, on Wednesday, November 18, 2009, at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, USA, to:

    1.
    Elect two Class I Directors to serve until the 2012 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

    2.
    Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2010; and

    3.
    Transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

                   All stockholders are cordially invited to attend the meeting; however, only stockholders of record as of the close of business on September 29, 2009, are entitled to vote at the meeting and any postponements or adjournments thereof. It is important that your shares are represented and voted at the Annual Meeting. For that reason, whether or not you expect to attend in person, please vote your shares by telephone or by Internet. If this proxy statement was mailed to you, you may also vote by marking, signing and returning the proxy card in the enclosed envelope. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS Karen P. Gross Vice President and Corporate Secretary

October 9, 2009

ROYAL GOLD, INC.
2009 Proxy Statement

i

ROYAL GOLD, INC.
1660 Wynkoop Street, Suite 1000
Denver, Colorado 80202
303/573-1660
303/595-9385 (Fax)
info@royalgold.com (E-mail)
www.royalgold.com (Website)

2009 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

GENERAL INFORMATION

                   This Proxy Statement is furnished to holders of Royal Gold, Inc. (the "Company") common stock, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, November 18, 2009, at 9:30 a.m. MST.

Internet Availability of Proxy Materials

                   We are pleased to take advantage of the Securities and Exchange Commission, or the SEC, e-proxy rules allowing us to furnish proxy materials through a "notice and access" model via the Internet. We believe the use of the SEC e-proxy rules will expedite stockholders' receipt of this 2009 Proxy Statement and Form 10-K and lower the costs and reduce the environmental impact of our Annual Meeting. On or about October 9, 2009, we will furnish a Notice of Internet Availability to our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see "Voting Your Shares" below.

Stockholders Entitled to Vote

                   All voting rights are vested exclusively in the holders of the Company's common stock, par value per share $0.01 ("common stock"). Only stockholders of record of the common stock at the close of business on September 29, 2009 (the "record date"), are entitled to vote at the Annual Meeting and at any and all postponements and adjournments thereof. As of the record date, there were 40,763,195 shares of common stock outstanding and entitled to vote.

Voting Your Shares

                   Each share of Royal Gold common stock that you own entitles you to one vote. Your proxy card shows the number of shares of Royal Gold common stock that you own. You may elect to vote in one of three methods:

    •
    By Phone or Internet—You may vote your shares following the instructions on your notice card or proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

    •
    By Mail—If you requested a Proxy Statement to be mailed to you, you may vote your shares by signing and returning the proxy card or voting instruction form. If you vote by proxy card or voting instruction form, your "proxy" (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board of Directors: (1) "FOR" the election of directors as described herein under "Proposal 1-Election of Directors," and (2) "FOR" ratification of the appointment of the Company's independent registered public accountants described herein under "Proposal 2-Ratification of Appointment of Independent Registered Public Accountants."

    •
    In Person—You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a "Nominee"), you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

Revocation of Proxy or Voting Instruction Form

                   You may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice of revocation to the Corporate Secretary of the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

Quorum and Votes Required to Approve Proposals

                   A majority of the outstanding shares of the Company's common stock entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders. Abstentions and "broker non-votes" will be counted as being present in person for purposes of determining whether there is a quorum.

                   With respect to Proposal 1, in an uncontested election of directors the election of a director nominee will require an affirmative vote of the majority of the votes cast with respect to that director nominee at a meeting at which a quorum is present. This means that the number of votes cast "FOR" a director nominee must exceed the number of votes cast "AGAINST" that director nominee. Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" this proposal.

                   With respect to Proposal 2, the affirmative vote of a majority of the shares that are represented and entitled to vote at a meeting at which a quorum is present shall be the act of the stockholders. This means that in order to approve Proposal 2, the number of votes cast "FOR" Proposal 2 must exceed the number of votes cast "AGAINST" Proposal 2, with abstentions and "broker non-votes" having the same effect as a vote "AGAINST" Proposal 2.

                   If a stockholder does not give a proxy to his or her broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against "routine" matters, such as the uncontested election of directors and the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. If a broker votes shares that are unvoted by its customers for or against a "routine" proposal, those shares will be counted for the purpose of determining the outcome of such "routine" proposal. If a broker chooses to leave these shares unvoted, they are considered "broker non-votes" and, as indicated above, such "broker non-votes" will have no effect on Proposal 1 and the same effect as a vote "AGAINST" Proposal 2.

                   Cumulative voting is not permitted for the election of directors. Under Delaware law, holders of common stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Annual Meeting.

 Tabulation of Votes

                   Votes at the Annual Meeting will be tabulated and certified by Broadridge Financial Solutions, Inc.

Solicitation Costs

                   In addition to solicitation of proxies by mail or by electronic data transfers, the Company's directors, officers or employees, without additional compensation, may make solicitations by telephone, facsimile, or personal interview. All costs of the solicitation of proxies will be borne by the Company. The Company will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

                   The following table shows the beneficial ownership, as of September 29, 2009, of the Company's common stock by each director, the Company's principal executive officer, principal financial officer and the three most highly compensated executive officers in fiscal year 2009 (each a "named executive officer"), persons known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock, and by all of the Company's directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Stanley Dempsey(1) Chairman of the Board of Directors 1660 Wynkoop Street Suite 1000 Denver, CO 80202	505,107	1.2%
Tony Jensen(2) President, Chief Executive Officer and Director 1660 Wynkoop Street Suite 1000 Denver, CO 80202	206,610	*
John W. Goth(3) Director 9157 Ranch River Circle Highlands Ranch, CO 80126	66,750	*
M. Craig Haase(4) Director 1622 Eagle Hill Road Gunnison, CO 81230	5,250	*
William Hayes(5) Director 808 Brickell Key Drive, #804 Miami, FL 33131	12,000	*
S. Oden Howell, Jr.(6) Director P.O. Box 36097 Louisville, KY 40233	515,730	1.3%
Merritt E. Marcus(7) Director 2217 Grove Hill Place Louisville, KY 40207	207,493	*
James W. Stuckert(8) Director P.O. Box 32760 Louisville, KY 40232	1,772,920	4.3%

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

Donald Worth(9) Director 2679 Bayview Avenue Willowdale, Ontario M2L 1C1 Canada	35,250	*
Karen P. Gross(10) Vice President and Corporate Secretary 1660 Wynkoop Street Suite 1000 Denver, CO 80202	194,018	*
William Heissenbuttel(11) Vice President of Corporate Development 1660 Wynkoop Street Suite 1000 Denver, CO 80202	40,936	*
Bruce C. Kirchhoff(12) Vice President and General Counsel 1660 Wynkoop Street Suite 1000 Denver, CO 80202	31,600	*
Stefan L. Wenger(13) Chief Financial Officer and Treasurer 1660 Wynkoop Street Suite 1000 Denver, CO 80202	96,222	*
All Directors and Executive Officers as a Group (14 persons)	3,689,886	9.1%
Van Eck Associates Corporation(14) 335 Madison Avenue New York, NY 10017	2,365,147	5.8%
NFJ Investment Group LLC(15) 2100 Ross Avenue, Suite 700 Dallas, TX 75201	2,197,774	5.4%
Goodman & Company(16) Investment Counsel Ltd. One Adelaide Street East, 29th Floor Toronto, Ontario, Canada, M5C 2V9	2,116,210	5.2%

*
Less than 1% ownership of the Company's common stock.

(1)
Includes 15,000 shares of restricted stock and options to purchase 141,210 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date, and 26,018 shares beneficially owned by certain members of Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 26,018 shares of common stock.

(2)
Includes 83,333 shares of restricted stock, 4,000 shares of stock-settled stock appreciation rights ("SARs"), and options to purchase 76,000 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(3)
Includes 1,250 shares of restricted stock and options to purchase 17,500 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(4)
Includes 1,250 shares of restricted stock.

(5)
Includes 1,250 shares of restricted stock.

(6)
Includes 1,250 shares of restricted stock and options to purchase 27,500 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(7)
Includes 1,250 shares of restricted stock and options to purchase 17,500 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(8)
Includes 1,250 shares of restricted stock and options to purchase 17,500 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(9)
Includes 1,250 shares of restricted stock and options to purchase 17,500 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(10)
Includes 32,500 shares of restricted stock, 12,000 SARs and options to purchase 83,000 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(11)
Includes 25,000 shares of restricted stock, 2,334 SARs and options to purchase 10,166 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(12)
Includes 20,000 shares of restricted stock, 2,334 SARs and options to purchase 9,267 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(13)
Includes 44,167 shares of restricted stock, 2,334 SARs and options to purchase 35,246 shares of common stock that were exercisable as of September 29, 2009, or which become exercisable within 60 days from such date.

(14)
As reported by Van Eck Associates Corporation on Form 13F filed with the SEC on August 17, 2009. Van Eck Associates Corporation has sole dispositive power and sole voting power over 2,365,147 shares of common stock.

(15)
As reported by NFJ Investment Group LLC on Form 13F filed with the SEC on August 12, 2009. NFJ Investment Group LLC has sole dispositive power over 2,197,774 shares of common stock and sole voting power over 2,181,074 shares of common stock.

(16)
As reported by Goodman & Company, Investment Counsel Ltd. on Form 13F filed with the SEC on August 18, 2009. Goodman & Company, Investment Counsel Ltd., has sole dispositive power and sole voting power over 2,116,210 shares of common stock.

PROPOSAL 1.

ELECTION OF CLASS I DIRECTORS

                   The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I Directors are Messrs. Dempsey, Goth and Jensen; the Class II Directors are Messrs. Hayes, Marcus and Stuckert; and the Class III Directors are Messrs. Haase, Howell and Worth. John W. Goth will serve as a Class I director until his retirement from the Board of Directors at the end of his current term, which expires upon the election of directors at the Annual Meeting.

                   If the proxy is properly completed and received in time for the Annual Meeting, and if the proxy does not indicate otherwise, the represented shares will be voted FOR Stanley Dempsey and Tony Jensen as Class I Directors of the Company. Mr. Goth is retiring and will not stand for re-election, and upon his retirement the size of the Board of Directors will be reduced to eight directors. If either of the nominees for election as a Class I Director should refuse or be unable to serve (an event that is not anticipated), the proxy will be voted for a substitute nominee who is designated by the Board of Directors. Each Class I Director elected shall serve until the 2012 Annual Meeting, or until his successor is elected and qualified.

Vote Required for Approval

                   The Company's Amended and Restated Bylaws ("bylaws") require that each director be elected by the majority of votes cast at a meeting at which a quorum is present with respect to such director in uncontested elections (the number of shares voted "for" a director nominee must exceed 50% of the votes cast with respect to that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be the person receiving a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year's election is expected to be an uncontested election, and the majority vote standard is expected to apply. If a nominee who is serving as a director is not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the Board of Directors as a "holdover director." Under the Company's bylaws, each director nominee who is serving as a director that is not elected shall offer to tender his or her resignation to the Board of Directors. In that situation, the Compensation, Nominating and Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether to take other action. The Board of Directors will act on the Compensation, Nominating and Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors decision. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Annual Meeting, Delaware law provides that the nominee does not serve on the Board of Directors as a "holdover director." Each of the Class I director nominees are currently serving on the Board of Directors.

                   Information concerning the nominees for election as directors is set forth below under "Directors and Officers."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH OF THE CLASS I DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

                   The following is information regarding the directors and executive officers of the Company related to their names, position with the Company, periods of service and experience. The persons who are nominated for election as directors at the Annual Meeting are indicated with an asterisk.

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
*Stanley Dempsey	70	Director. Chairman of the Board of Directors since January 2009. Executive Chairman of the Board of Directors from July 2006 through December 2008. Chairman and Chief Executive Officer of the Company from August 1988 until June 2006. President of the Company from May 2002 until August 2003. President and Chief Operating Officer of the Company from July 1987 to July 1988. From 1983 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter and a principal in Denver Mining Finance Company, a firm that provides financial, management, and advisory services to the mining industry. From 1964 through 1983, Mr. Dempsey was employed by AMAX, Inc., a major international mining firm, serving in various managerial and executive capacities. Mr. Dempsey is a member of the board of directors of Taranis Resources, Inc. and is also involved in various mining-related associations. Mr. Dempsey holds a Bachelor of Science degree in geology, a J.D. from the University of Colorado and completed the Program for Management Development at the Harvard Business School. He was awarded an Honorary Doctor of Engineering degree by the Colorado School of Mines in 2006 and received the 2007 William Lawrence Saunders Gold Medal Award from the Society of Mining Engineers.	August 1983	I/2009

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
*Tony Jensen	47
		Director. President and Chief Executive Officer of the Company since July 2006. President and Chief Operating Officer of the Company from August 2003 until June 2006. Mr. Jensen has over 25 years of mining industry experience, 18 with Placer Dome Inc. His corporate and operations experience were developed both in the United States and Chile where he occupied several senior management positions in mine production, corporate development and finance. Before joining the Company, he was the Mine General Manager of the Cortez Joint Venture from August 1999 to June 2003. Mr. Jensen holds a Bachelor of Science degree in Mining Engineering from South Dakota School of Mines and Technology, and a Certificate of Finance from Golden Gate University. He is a director of the Industrial Advisory Board of the South Dakota School of Mines and Technology, a director of the National Mining Association and a member of its finance committee.	August 2004	I/2009
M. Craig Haase	66
		Director. Retired mining executive. Mr. Haase served as Director, Executive Vice President and Chief Legal Officer of Franco-Nevada Mining Corporation, a publicly-traded precious metals royalty company for more than 15 years prior to its merger with Newmont Mining Corporation in 2002. He served as a director of Newmont from March 2002 until he retired in May 2003. He served in a similar capacity at Euro-Nevada Mining Corporation from 1987 to 1999 when Euro-Nevada merged with Franco-Nevada. Mr. Haase was also Chairman and CEO for Gold Marketing Corporation of America, Inc., a physical gold export company, from 1994 to 2002. He was engaged in private law practice from 1971 to 1990. Mr. Haase holds a J.D. from the University of Illinois and a Bachelor of Arts degree in Geology from Northwestern University.	July 2007	III/2011

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
William Hayes	64
		Director. Retired mining executive. Mr. Hayes served in various management positions with Placer Dome, Inc. from 1988 to 2006. He was Executive Vice President for Project Development and Corporate Affairs from 2004 to 2006. From 2000 to 2004, he served as Executive Vice President for USA and Latin America, and from 1994 to 1999 as Executive Vice President for Latin America. From 1991 to 1994, he served as Chief Executive Officer of Mantos de Ore, Chile, at the La Coipa mine, and was Chief Financial Officer from 1988 to 1991. Mr. Hayes also served as Vice President and Treasurer of Placer Dome from 1991 to 1994. From 1972 to 1987, Mr. Hayes served in various financial positions with Exxon Corporation. Mr. Hayes is Chairman and director of Tethyan Copper Company, a copper mining and exploration business focused in the South Asian region and a director of Antofogasta Minerals and Antofogasta PLC, each a copper mining company focused on operations in Chile. Mr. Hayes holds a Bachelor of Arts and Master of Arts degree in International Management from the American Graduate School of International Management and a Bachelor of Arts degree in Political Science from the University of San Francisco.	January 2008	II/2010
S. Oden Howell, Jr.	69
		Director. President of Howell & Howell Contractors, Inc., a renovation contractor, and industrial and commercial painting contractor, since 1988. Owner of Kessinger Service Industries, LLC, an industrial coatings contractor firm. Secretary/Treasurer of LCM Constructors, Inc., a general construction company, and Secretary/Treasurer of SemperFi Constructors, LLC, a service-disabled, veteran-owned small business. From 1972 until 1988, Mr. Howell was Secretary/Treasurer of Howell & Howell, Inc., an industrial and commercial painting contractor firm. Mr. Howell is a director of Keller Manufacturing Company and Paragon Door Designs, Inc. Mr. Howell attended the University of Louisville.	December 1993	III/2011

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
Merritt E. Marcus	75
		Director. Retired. Former President and Chief Executive Officer of Marcus Paint Company, a manufacturer of industrial liquid coatings, and Performance Powders, LLC, a manufacturer of industrial powder coatings, from 1983 until 2004. Mr. Marcus served several terms as a director of the National Paint and Coatings Association. Mr. Marcus holds a Bachelor of Science degree in Economics from Indiana University.	December 1992	II/2010
James W. Stuckert	71
		Director. Senior Executive of Hilliard, Lyons, Inc., since 2004, a full service financial asset management firm. Mr. Stuckert joined Hilliard, Lyons in 1962 and served in several capacities including Chief Executive Officer prior to being named Chairman in December 1995. He served as Chairman from December 1995 to December 2003. Mr. Stuckert holds a Bachelor of Science degree in Mechanical Engineering and a Master of Arts degree in Business Administration from the University of Kentucky.	September 1989	II/2010
Donald Worth	77
		Director. Retired. Mr. Worth is a director of Sentry Select Capital Inc., Cornerstone Capital Resources, Inc., and Tiomin Resources Inc. He is also a trustee of Labrador Iron Ore Royalty Income Fund. Mr. Worth has been involved in the mining industry since 1949. He formerly was a mining specialist and a Vice President of Canadian Imperial Bank of Commerce (Canada) from July 1984 to August 1997, when he retired. He is involved with several professional associations both in Canada and the United States. Mr. Worth holds a Bachelor of Science degree in Mining Engineering and a Master of Science degree in Mineral Economics from the University of Toronto.	April 1999	III/2011

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
Karen Gross	55
		Vice President of the Company since June 1994 and Corporate Secretary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company. Ms. Gross is in charge of investor relations, public relations and ensuring the Company's compliance with various corporate governance standards. Ms. Gross is involved with the National Investor Relations Institute, The Society of Corporate Secretaries and Governance Professionals, and is a director of the Denver Gold Group, a mining-related association. Ms. Gross holds a Bachelor of Arts degree in Business Administration from the University of Colorado-Denver.
William Heissenbuttel	44
		Vice President of Corporate Development since February 2007. Manager of Corporate Development from April 2006 through January 2007. Mr. Heissenbuttel brings more than 20 years of corporate finance experience with thirteen of those years in project and corporate finance in the metals and mining industry. Mr. Heissenbuttel served as Senior Vice President from February 2000 to April 2006 and Vice President from 1999 to 2000 at N M Rothschild & Sons (Denver) Inc. From 1994 to 1999, he served as Vice President and then as Group Vice President at ABN AMRO Bank N.V. From 1987 to 1994, he was a Senior Credit Analyst and an Associate at Chemical Bank Manufacturers Hanover. Mr. Heissenbuttel holds a Master of Business Administration degree with a specialization in finance from the University of Chicago and a Bachelor of Arts degree in Political Science and Economics from Northwestern University.

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
Bruce C. Kirchhoff	50
		Vice President and General Counsel since February 2007. Mr. Kirchhoff has over 20 years experience representing hardrock and industrial minerals mining companies, as well as mineral exploration and development clients. From January 2004 through January 2007, Mr. Kirchhoff was a partner with the law firm Carver Kirchhoff Schwarz McNab & Bailey, LLC. From January 2003 to December 2003, Mr. Kirchhoff was a partner with the law firm Carver & Kirchhoff, LLC, and from April 1996 through December 2002, Mr. Kirchhoff was a partner in the law firm Alfers & Carver, LLC. Prior to private practice, Mr. Kirchhoff was a senior attorney with Cyprus Amax Minerals Company from June 1986 through March 1996. Mr. Kirchhoff holds a J.D. from the University of Denver, a Master of Science in Mineral Economics from the Colorado School of Mines, and a Bachelor of Arts degree from Colorado College.
Stefan Wenger	36
		Chief Financial Officer since July 2006 and Treasurer since August 2007. Chief Accounting Officer of the Company from April 2003 until June 2006. Mr. Wenger was a manager with PricewaterhouseCoopers LLP from June 2002 until March 2003. From September 2000 until June 2002, he was a manager with Arthur Andersen LLP. Mr. Wenger has over 14 years of experience in the mining and natural resources industry working in various financial roles. Mr. Wenger holds a Bachelor of Science degree in Business Administration from Colorado State University, has completed the General Management Program at the Harvard Business School, and is a certified public accountant. He is a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Name	Age	Principal Occupation During Last 5 Years and Position with Company	Continuously a Director Since	Class of Director/Term Expires
William M. Zisch	52
		Vice President Operations since March 2009. Mr. Zisch has more than 25 years experience in the mining industry. From 2003 to March 2009, he served in several senior management positions in planning, mine production and corporate development for Newmont Ghana Gold. From 2001 to 2003, he was Operations Manager, Minera Yanacocha S.R.L.-Newmont, Peru. From 1997 to 2001, he was Director, Business Development and Planning and Project Manager for Newmont Mining. Prior to his tenure at Newmont, Mr. Zisch spent 16 years with FMC Company where he held several positions in operations and strategic sourcing. He is a member of the board of directors of the Nevada Mining Association and the Colorado Mining Association. Mr. Zisch holds a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science degree in Mining Engineering from the Colorado School of Mines.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                   During the fiscal year ended June 30, 2009 ("fiscal year 2009"), the Board of Directors held four regular meetings, each of which included executive sessions of the independent directors, and eight special meetings. Each director attended, in person or by telephone, at least 75% of the aggregate number of meetings of the Board of Directors and of the Committee(s) of the Board of Directors on which he served. It is the Company's policy that each director attends each Annual Meeting. All directors attended last year's Annual Meeting.

Independence of Directors

                   The Board of Directors has determined that each director, except for Mr. Jensen, who is the President and Chief Executive Officer of the Company, and Mr. Dempsey, who resigned as Executive Chairman of the Company effective January 1, 2009, and remains as Chairman of the Board of Directors, is "independent" under the NASDAQ listing standards. The Board of Directors has determined that the directors designated as "independent" have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Lead Director

                   The Board of Directors has elected a lead, independent director who presides over executive sessions of the independent directors scheduled at each regular meeting of the Board of Directors. This lead director position is a rotating position on a yearly basis. The lead director chairs the executive sessions of the independent directors and serves as liaison between the Chairman of the Board of Directors and the President and Chief Executive Officer, and the other independent directors. Mr. M. Craig Haase currently serves as lead director.

Audit Committee

                   The Board of Directors has a standing Audit Committee. The Audit Committee consists of James W. Stuckert, as Chairman, John W. Goth, William Hayes and Donald Worth. All members of the Audit Committee are independent under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Mr. Goth will simultaneously resign from his position on the Audit Committee upon his retirement from the Board of Directors at the end of his current term, which expires upon the election of directors at the Annual Meeting. The Board of Directors has determined that James Stuckert is an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K. As an "audit committee financial expert," Mr. Stuckert satisfies the NASDAQ financial literacy and sophistication requirements. The Audit Committee held five meetings during fiscal year 2009. The Audit Committee Charter is available on the Company's website at www.royalgold.com.

                   The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's financial statements and compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company's independent registered public accountants, review reports of the independent registered public accountants, approve all auditing services and related fees and the terms of any agreements, and to pre-approve any non-audit services to be rendered by the Company's independent registered public accountants. The Audit Committee monitors the effectiveness of the audit process and the Company's financial reporting, reviews the adequacy of financial and operating controls and evaluates the effectiveness of the Committee. The Audit Committee is responsible for confirming the independence and objectivity of the independent registered public accountants. The Audit Committee reviews and approves all related-party business transactions in which any of the Company's officers or directors have an interest and that may be required to be reported in the Company's periodic reports and reports to the full Board of Directors about whether it has approved such a transaction. The Audit Committee is also responsible for preparation of the annual report of the Audit Committee for public disclosure in the Company's Proxy Statement.

Compensation, Nominating and Governance Committee

                   The Board of Directors has a standing Compensation, Nominating and Governance Committee (the "Committee"). During fiscal year 2009, the Committee consisted of John W. Goth, as Chairman, M. Craig Haase, S. Oden Howell, Jr. and James W. Stuckert. All members of the Committee are considered by the Board of Directors to be independent directors under the NASDAQ listing standards. Mr. Goth will simultaneously resign his position as Chairman of the Committee upon his retirement from the Board of Directors at the end of his current term, which expires upon the election of directors at the Annual Meeting. A new chairman will be elected by the Board of Directors at that time. The Committee held three meetings during the fiscal year. The Committee Charter is available on the Company's website at www.royalgold.com.

                   The Committee oversees the Company's compensation policies, plans and programs, and reviews and recommends the compensation to be paid to executive officers and directors.

                   The Committee also administers and implements the Company's incentive compensation and equity-based plans. The Committee is responsible for overseeing the preparation of the Compensation Discussion and Analysis and preparing the report on executive compensation for public disclosure in the Company's Proxy Statement.

                   The Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems necessary or advisable. The Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any subcommittee. The Committee does not delegate its responsibilities with respect to executive compensation to any executive officer of the Company.

                   In addition to compensation matters, the Committee also identifies or reviews individuals proposed to become members of the Board of Directors and recommends director nominees. In selecting director nominees, the Committee assesses the nominee's independence, as well as considers his or her experience, areas of expertise, including experience in the mining industry, diversity, perspective, broad business judgment and leadership, all in the context of an assessment of the perceived needs of the Board of Directors at that time. Further, the Committee will consider director candidates recommended by stockholders using the same criteria outlined above, provided such written recommendations are submitted to the Corporate Secretary of the Company in accordance with the advance notice and other provisions of the Company's bylaws.

                   The Committee also advises the Board of Directors on various corporate governance principles. The Committee reviews the content and compliance with the Company's Board of Directors Governance Guidelines annually.

                   All recommendations from the Compensation, Nominating and Governance Committee are submitted to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

                   During fiscal year 2009, all of the members of the Compensation, Nominating and Governance Committee were non-employee directors. No interlocking relationship existed between our Board of Directors or our Compensation, Nominating and Governance Committee and the Board of Directors or compensation committee of any other company during fiscal year 2009.

Communication with Directors

                   Any stockholder who desires to contact the Company's Board of Directors may do so by writing to the Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward any such communication to the Chairman of the Compensation, Nominating and Governance Committee, and will forward such communication to other members of the Board of Directors, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded to the Chairman of the Audit Committee.

Code of Business Ethics and Conduct

                   The Company has adopted a Code of Business Ethics and Conduct (the "Code") applicable to all of its directors, officers and employees, including the President and Chief Executive Officer, the Chief Financial Officer and Treasurer, and other persons performing financial reporting functions. The Code is reviewed on a yearly basis. The Code is available through the Company's website at www.royalgold.com. The Code is designed to deter wrongdoing and promote (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. The Company will post on its website any amendments to the Code.

Governance Guidelines

                   The Board of Directors, upon recommendation from the Compensation, Nominating and Governance Committee, adopted Board of Directors Governance Guidelines to assist the Board of Directors in the discharge of its duties and to serve the interests of the Company and its stockholders. The Board of Directors Governance Guidelines are reviewed on a yearly basis. The Board of Directors Governance Guidelines are available on the Company's website at www.royalgold.com.

Certain Relationships and Related Transactions

                   In November 2005, the Company entered into two strategic exploration alliance agreements with Taranis Resources,  Inc. ("Taranis Resources"), a Colorado-based resource company listed on the Toronto Stock Exchange, to pursue exploration opportunities in Finland. In January 2006, in support of the Company's strategic exploration alliance agreements, Mr. Dempsey, Chairman of the Company's Board of Directors, became a director of Taranis Resources. As a director of Taranis Resources, Mr. Dempsey is awarded stock options under Taranis Resources' stock option plan. Mr. Dempsey was awarded 100,000 incentive stock options at a price of Cdn$0.35 per share in January 2006; 41,000 incentive stock options at a price of Cdn$0.55 per share in November 2007; and 100,000 incentive stock options at a price of Cdn$0.20 per share in October 2008. All stock option awards are exercisable for a period of five years from the date of grant.

                   In July 2006, the Company entered into an agreement with Mr. Dempsey under which any director fees, consulting fees and other remuneration (whether in cash, securities or otherwise) paid to Mr. Dempsey by Taranis Resources will be remitted to the Company. Pursuant to the agreement, the Company may require Mr. Dempsey to exercise the stock options granted to him by Taranis Resources at any time or from time to time during the exercise period and under the terms of the Taranis Resources stock option agreement. If the Company requires Mr. Dempsey to exercise the stock options, it will pay Mr. Dempsey the amount necessary to exercise the stock options. The securities gained upon exercise will be transferred to the Company. The Company will reimburse Mr. Dempsey for incurred tax liability, if any.

                   As of June 30, 2009, the Company beneficially owned 1,337,500 shares or 5.86% of Taranis Resources' common stock, including 100,000 stock warrants owned by the Company, and 241,000 stock options awarded to Mr. Dempsey that the Company has the right to acquire.

DIRECTOR COMPENSATION

                   Royal Gold's compensation for non-employee directors is designed to reflect current market trends and developments with respect to compensation of board members. The Company does not have a retirement plan for non-employee directors. Executive officers who are also directors are not paid additional compensation for their services on the Board of Directors. Therefore, Mr. Jensen, as President and Chief Executive Officer, does not receive any compensation as a director, and Mr. Dempsey, who was Executive Chairman until December 31, 2008, did not receive compensation as a director for the first half of fiscal year 2009 that he served as Executive Chairman.

                   The Compensation, Nominating and Governance Committee is responsible for evaluating and recommending to the independent members of the Board of Directors the compensation for non-employee directors. The independent members of the Board of Directors make final compensation decisions. Director compensation was reviewed and modified in August 2007, based on an August 2006 study conducted by Frederic W. Cook & Co., Inc. ("Frederic W. Cook"). No further modifications have been made since August 2007.

Cash Compensation

                   For fiscal year 2009, each non-employee director of the Company received an annual fee of $20,000 for service as a director and an additional $1,000 for each Board of Directors meeting attended, either in person or via telephone. The Chairman of the Audit Committee received an annual fee of $6,000 and the Chairman of the Compensation, Nominating and Governance Committee received an annual fee of $4,000 for their service as chairman of their respective committees. Each member of the Audit Committee and Compensation, Nominating and Governance Committee received $750 for each meeting attended, either in person or via telephone. In addition, Mr. Dempsey received an additional annual fee of $55,000 for service as Chairman of the Board of Directors, which was pro-rated for the period from January 1 through June 30, 2009.

Equity Compensation

                   On November 5, 2008, each non-employee director was granted 2,500 shares of restricted stock. Half of the shares of restricted stock vested immediately upon grant and the remaining half of the shares of restricted stock will vest on the first anniversary of the grant date.

                   Non-employee directors are also required to own shares of the Company's common stock equivalent in value to 10 times the annual retainer of $20,000. There is no time frame in which the directors must meet these ownership targets. All but one of the non-employee directors have met the ownership target.

Expenses

                   Non-employee directors are reimbursed for all out-of-pocket expenses incurred in connection with the business and affairs of the Company.

Fiscal Year 2009 Director Compensation

                   The following table provides information regarding the compensation of the Company's non-employee directors in fiscal year 2009. Amounts shown for each director vary due to service on committees or as committee chairs for all or a portion of the year. The annual retainers for fiscal year 2009 are paid in cash on a quarterly basis.

Name	Paid in Cash(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	All Other Compensation ($)	Total ($)
Stanley Dempsey(1)	$41,500	$—	$—	$—	$41,500
John W. Goth(2)	$39,500	$77,086	$—	$—	$116,586
M. Craig Haase	$28,750	$77,086	$—	$—	$105,836
William Hayes	$30,000	$64,070	$—	$—	$94,070
S. Oden Howell	$30,250	$77,086	$—	$—	$107,336
Merritt Marcus	$28,000	$77,086	$—	$—	$105,086
James Stuckert	$41,500	$77,086	$—	$—	$118,586
Donald Worth	$33,250	$77,086	$—	$—	$110,336

(1)
Effective January 1, 2009, Mr. Dempsey retired from his position as Executive Chairman and continues as Chairman of the Board of Directors. Prior to January 1, 2009, Mr. Dempsey did not receive compensation as a director. Effective January 1, 2009, Mr. Dempsey receives a retainer at the annual rate of $55,000 as Chairman of the Board of Directors, in addition to the non-employee director cash retainer at the annual rate of $20,000, and $1,000 for each Board of Directors meeting attended. For his service as Chairman of the Board of Directors during fiscal year 2009, Mr. Dempsey received pro-rated amounts of the non-employee director and Chairman cash retainers from January 1 through June 30, 2009, as well as compensation for attendance at four meetings of the Board of Directors.

(2)
Mr. Goth will retire from the Board of Directors at the end of his current term, which expires upon the election of directors at the Annual Meeting.

(3)
Non-employee directors received an annual cash retainer for service on our Board of Directors of $20,000, and an additional $1,000 for each Board of Directors meeting attended. Mr. Stuckert received an additional annual retainer of $6,000 for service as the Chairman of the Audit Committee. Mr. Goth received an additional annual retainer of $4,000 for service as the Chairman of the Compensation, Nominating and Governance Committee. Messrs. Haase, Hayes, Howell, Goth, Stuckert and Worth each received an additional $750 for each committee meeting attended.

(4)
The amounts shown represent the fair value of vested restricted stock awards recognized during fiscal year 2009 for financial statement reporting purposes in accordance with SFAS 123R. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 6 to the Company's Consolidated Financial Statements contained in the Company's 2009 Annual Report on Form 10-K filed with the SEC on August 21, 2009, for a discussion of the assumptions used in valuation of the restricted stock awards. In accordance with SFAS 123R, the grant date fair value for each restricted stock award in fiscal year 2009 was $30.96. Restricted stock awards related to continued service for non-employee directors vest 50% immediately upon grant and 50% on the first anniversary of the date of the grant. As of June 30, 2009, Messrs. Goth, Haase, Hayes, Howell, Marcus, Stuckert and Worth each beneficially owned 1,250, shares of restricted stock.

(5)
No stock option awards were granted to non-employee directors during fiscal year 2009. Stock option awards for non-employee directors granted in previous years vest 50% immediately upon grant and 50% on the first anniversary of the grant. As of June 30, 2009, Messrs. Goth, Haase, Hayes, Howell, Marcus, Stuckert and Worth owned 27,500, 0, 0, 32,500, 17,500, 17,500 and 17,500 previously granted stock options that remain unexercised, respectively.

EXECUTIVE COMPENSATION

Compensation, Nominating and Governance Committee Report

                   The information contained in the following Compensation, Nominating and Governance Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

                   The Compensation, Nominating and Governance Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                   This Report has been submitted by the following members of the Compensation, Nominating and Governance Committee of the Board of Directors:

    John W. Goth, Chairman
    M. Craig Haase
    S. Oden Howell, Jr.
    James W. Stuckert

Compensation Discussion and Analysis

Overview

                   The Compensation, Nominating and Governance Committee (the "Committee") is responsible for, among other things, setting and administering the policies that govern the compensation for the executive officers of the Company. The Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Committee also administers the Company's 2004 Omnibus Long-Term Incentive Plan and recommends levels of equity awards such as stock options, SARs, restricted stock and performance stock awards to executive officers and key employees to the full Board of Directors. The Committee is composed entirely of "independent outside directors," as defined under Section 162(m) of the Internal Revenue Code, and each member is independent under the applicable NASDAQ listing standards. Final compensation decisions are made by the independent members of the Board of Directors following discussion and consideration of the recommendations of the Committee.

Compensation Philosophy and Objectives

                   Royal Gold's general compensation philosophy is focused on paying a competitive salary and providing attractive long-term incentives to reward growth and to link management interests with stockholder interests. The Committee believes that bonus and long-term incentives are critical to the sustainability and continuity of the Company's business and that such incentives support executive retention and avoid short-term windfalls.

                   The Committee specifically believes that the compensation philosophy and programs of Royal Gold should:

    •
    link rewards to individual performance, business results and stockholder returns;

    •
    encourage creation of long-term stockholder value and achievement of strategic objectives;

    •
    target management salary range structures and award opportunities at or slightly above the market median, with opportunity to receive total direct compensation in the upper quartile for superior results;

    •
    maintain an appropriate balance between base salary, annual bonuses and long-term incentives; and

    •
    attract and retain the highest caliber personnel on a long-term basis.

                   Royal Gold employs seventeen employees and places primary importance on the talent of those employees to manage and grow the Company. Based on the small number of employees, Royal Gold's executives are required to be multi-disciplined, self-reliant, and highly experienced. The Committee feels the loss of Royal Gold's executive talent would be a significant threat to the Company's future success. To avoid the loss of talent, the Company believes it is required to target total direct compensation near the 75th percentile of its peer group companies in the United States and Canada engaged in either the mining of or exploration for precious metals or in the acquisition or management of interests in mining operations. In determining specific compensation amounts for executives, the Committee considers such factors as (1) experience; (2) individual performance; (3) tenure; (4) role in achieving corporate objectives; and (5) compensation compared to the Company's other officers and to the Company's peer group.

Role of Management

                   Corporate goals and objectives are established by the Committee with recommendations by the President and Chief Executive Officer and reviewed annually with the Board of Directors. Each executive officer completes annually a self-assessment of his or her individual performance and contributions to the Company's corporate goals and objectives, which is reviewed with Royal Gold's President and Chief Executive Officer. Based on such annual reviews and the Company's compensation objectives, the President and Chief Executive Officer recommends annual bonus awards and long-term incentive awards to the Committee. The Committee considers those recommendations in making annual bonus and long-term incentive award recommendations to the Board of Directors. The Committee conducts an annual review of the President and Chief Executive Officer's performance and all recommendations relating to the President and Chief Executive Officer's compensation are made by the Committee independent from members of management.

Role of Compensation Consultants and Evaluation of Compensation Package

                   The Committee has sought and received advice from independent compensation and benefits consultants as necessary or useful to conduct a review of the Company's compensation package. The

Committee's goal in utilizing compensation and benefits consultants is to maintain total direct compensation near the 75th percentile and base salary above the 50th percentile of a benchmark peer group of companies in the United States and Canada in the mining industry, as discussed below. The Committee also reviews cost of living increases as a separate factor in salary increases, and utilizes the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index to determine the level salaries should be increased to reflect cost of living increases.

                   In July 2007, the Committee engaged Frederic W. Cook to conduct a study of the Company's compensation package. Frederic W. Cook was asked to use a benchmark peer group of companies in the United States and Canada engaged in either the mining of or exploration for precious metals or in the acquisition and management of interests in mining operations that excluded the largest market-capitalized companies. In response to the Committee's request, Frederic W. Cook used a benchmark peer group consisting of 10 companies: Agnico-Eagle Mines, Meridian Gold, Yamana Gold, IAMGOLD, Silver Wheaton, Pan American Silver, Coeur d'Alene Mines, Golden Star Resources, Hecla Mining and International Royalty Corporation.

                   The study reviewed the Company's base salaries, annual bonuses, benefits, non-cash compensation, and long-term incentives in comparison with the benchmark group and provided a review of the competitiveness, fairness, and effectiveness of each component of compensation and an evaluation of individual total compensation. The results of the July 2007 study showed that executive officer salaries were in the 32nd percentile, salaries plus bonuses were in the 45th percentile, long-term incentives were near the 83rd percentile, and total direct compensation (salary, bonus, and long-term incentives) was in the 69th percentile of the benchmark peer group.

Subsequent Evaluation

                   In April 2009, the Committee again engaged Frederic W. Cook to update the July 2007 study of the Company's compensation package, review compensation practices and provide input on broader compensation trends. Frederic W. Cook used a revised benchmark peer group consisting of 10 companies: Agnico-Eagle Mines, Yamana Gold, IAMGOLD, Silver Wheaton, Franco-Nevada, Pan American Silver, Coeur d'Alene Mines, Hecla Mining, Golden Star Resources and International Royalty Corporation. The study reviewed the Company's base salaries, annual bonuses, benefits, non-cash compensation, and long-term incentives and provided a review of the competitiveness, fairness, and effectiveness of each component of compensation and an evaluation of individual total compensation. The study found that the salaries of the named executive officers were in the 20th percentile of the benchmark group, salaries plus bonuses were at the 36th percentile, long-term incentives averaged in the 79th percentile, and total direct compensation (salary, bonus, and long-term incentives) were in the 63rd percentile.

                   Based on the 2009 study, the Committee concluded that the Company's total direct compensation package had declined relative to the benchmark peer group. Therefore, salary adjustments were appropriate in order to reinforce the key objectives of attracting and retaining key executives and to reflect average salary levels paid to mining executives and officers in the benchmark peer group. The Committee felt that methodical salary adjustments should be made over the next few years, instead of a lump sum catch-up, for those individuals whose salaries fall below the 50th percentile. The Committee also consulted the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index which stated that consumer prices for all goods nationwide have increased 3.0% from March 2008 to March 2009.

                   The Committee approved and recommended base salary increases for the named executive officers of 13% on average for fiscal year 2010, which includes a 3.0% adjustment for cost of living increases. Based on this, the Committee recommended, and the independent members of the Board of Directors approved, an increase in base salary of $74,500, $28,000, $8,000, $28,000, and $18,000 for Messrs. Jensen, Heissenbuttel, Kirchhoff, Wenger, and Ms. Gross, respectively, for fiscal year 2010.

Components of Executive Compensation

                   Royal Gold's compensation program consists of base pay, annual cash bonuses, long-term incentives and benefits. The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to executive officers. The Committee attempts to pay competitively in the aggregate as well as deliver an appropriate balance between fixed compensation (base salary, bonuses and benefits) versus variable compensation (long-term incentives). Consistent with the Company's philosophy of attracting and retaining excellent executive talent, the Committee emphasizes long-term incentives over fixed compensation as components of the executive compensation package. The relative portions of fixed compensation and long-term incentives varies for each named executive officer, but generally is intended to provide a significant portion of the executives' compensation through long-term incentives.

Employment Agreements

                   Royal Gold has entered into employment agreements with Messrs. Jensen, Kirchhoff, Wenger, and Ms. Gross. Each employment agreement is for a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or the executive timely elects not to renew the term of the Agreement. As described below, each of the employment agreements provides for severance compensation in the event of a termination by the Company without "Cause," a voluntary termination by the executive for "Good Reason," or if the Company elects not to renew the term of the employment agreement during the four-year renewal period. The executive receives no severance compensation in the event of a termination by the Company for "Cause," a voluntary termination by the executive without "Good Reason," or if the executive elects not to renew the term of the employment agreement during the four-year renewal period. Mr. Dempsey's employment agreement terminated January 1, 2009, without payment of severence, upon his retirement as Executive Chairman.

                   Pursuant to Mr. Jensen's employment agreement, Mr. Jensen will receive severance compensation upon an involuntary termination of employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control," then Mr. Jensen will be entitled to one times his then base salary. If such termination or non-renewal occurs within two years after a "Change of Control," Mr. Jensen will be entitled to two and one-half times his then base salary, two and one-half times his average annual cash incentive bonus for the prior three fiscal years and continued employee benefits for twelve months.

                   Pursuant to the employment agreements with Mr. Kirchhoff, Mr. Wenger and Ms. Gross, each such executive will receive severance compensation upon an involuntary termination of his or her employment without "Cause," a voluntary termination of his or her employment for "Good Reason," or if the Company elects not to renew his or her employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control," then the executive will be entitled to one times his or her then base salary. If such termination or non-renewal occurs within two years after a "Change of Control," the executive will be entitled to one and one-half times his or her then base salary, one and one-half times his or her average annual cash incentive bonus for the prior three fiscal years and continued employee benefits for twelve months.

                   The employment agreements, and benefits payable thereunder, with each of Messrs. Jensen, Kirchhoff, Wenger and Ms. Gross are described in further detail in the section titled "Potential Payments Upon Termination or Change-in-Control" on page 34.

Base Salary

                   Base salary is the fixed cash amount paid to an officer on a fiscal year cycle. Increases in cost of living are considered and will be added to the base salary levels at the prevailing rate, if appropriate. Actual salaries vary by individual and are based on sustained performance toward achievement of the Company's goals and objectives, experience and current salary. The Committee believes that salaries should be adjusted as necessary in order to maintain the Company's competitiveness within the mining industry. Due to the Company's emphasis on long-term incentives, individual salaries are intended to be around the 50th percentile of the Company's benchmark peer group for each position, including the position of the President and Chief Executive Officer.

                   Based on the April 2009 study, the Committee determined that base salary compensation, which was in the 20th percentile of the benchmark peer group for 2008, required adjustment for fiscal year 2010. The Committee also felt that methodical salary adjustments should be made over the next few years, instead of a lump sum catch-up, for those individuals whose salaries fall below the 50th percentile. Over the last few years, the Company's total direct compensation has fallen in percentile rank and is currently at the 63rd percentile which is outside of the targeted 75th percentile. Base salary figures for each of the named executive officers are shown in the Summary Compensation Table. The independent members of the Board of Directors approved salaries for fiscal year 2010 for each of Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel, and Ms. Gross in the amount of $450,000, $210,000, $245,000, $210,000, and $200,000, respectively.

Annual Cash Bonuses

                   Annual cash bonus awards are discretionary and are based on individual and corporate performance, returns to shareholders, the Company's ability to pay, and general practices in the mining industry. Bonuses are designed to balance rewards for exceptional performance and personal contributions as well as to tie accountability with actual performance. Annual bonuses are recommended to the Committee by the Company's President and Chief Executive Officer based on annual reviews of each executive officer's performance and contribution to the Company's corporate goals and objectives. The Company does not utilize a formula to determine the amount of bonus awards or the amount of bonus awards as a percentage of base salary, but instead looks to qualitative considerations in evaluating each executive. The Committee reviews the recommendations and the individual performance of each executive officer and recommends bonus awards to the independent members of the Board of Directors in November following the end of the prior fiscal year. Bonuses are paid either at the end of the calendar year or at the beginning of the next calendar year. At this time, the amount of annual cash bonuses for fiscal year 2009 for each of the named executive officers is not determinable, but in fiscal year 2008, annual cash bonus awards for the named executive officers ranged from 53 percent to 77 percent of base salary.

Long-Term Incentives

                   The Company's 2004 Omnibus Long-Term Incentive Plan ("LTIP") permits the award of various types of stock-based incentives. Grants are typically in the form of incentive and non-qualified stock options, SARs, shares of restricted stock and performance stock awards that vest based on the achievement of performance objectives. The LTIP is designed to balance short-term performance with the need for sustainable results, to align the interests of management with stockholders, and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The LTIP compensation is intended to drive future performance of employees by potentially delivering a significant portion of each executive officer's total compensation at a future date. The amount of each incentive award is driven primarily by the Company's interest in retaining the individual as an employee, an individual's relative level in the Company, and his or her ability to impact corporate goals. With respect to equity awards made in fiscal year 2009, the Committee looked to the individual's contribution across six elements to determine the amount and form of equity awards: (1) the Company's financial growth, (2) cost containment, (3) financial strength, (4) protection of assets, (5) governance, and (6) marketing. The amount and form of equity awards were determined based on each named executive officer's contributions to each of these six elements.

                   The amount and form of equity awards for each named executive officer are determined by the Committee based on recommendations by the President and Chief Executive Officer and recommended by the Committee to the independent members of the Board of Directors in November and awards are granted at that time. The Company does not utilize predetermined levels of LTIP awards as a percentage of base salary, but instead evaluates each executive's contribution to the six elements stated above, or other elements that the Committee may utilize to evaluate executives in the future. Members of Royal Gold's management do not have authority to make off-cycle or ad-hoc equity grants. In the event of a new hire grant, concurrence is obtained prior to any grant being made either through approval at a regularly scheduled Board of Directors meeting or by unanimous written consent of the Board of Directors.

Stock Options

                   The Company grants stock options as part of its LTIP. Stock options are considered long-term awards that are intended to drive shareholder value and align management with stockholders with regard to share price appreciation. Stock options are granted once a year in November as recommended by the Committee to the independent members of the Board of Directors. The exercise price of options is based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the date of grant. Options have ten-year terms. For all of the named executive officers, other than Mr. Dempsey and Ms. Gross, stock options vest in equal annual increments over three years. Stock options granted to Mr. Dempsey, when he was an officer of the Company, and Ms. Gross vest one year from the grant date. The Committee recommended and the independent members of the Board of Directors approved a shorter vesting schedule for Mr. Dempsey and Ms. Gross to reward their long standing service with the Company that has continued for more than 20 years and because both Mr. Dempsey and Ms. Gross have exceeded the stock ownership levels determined for each of them pursuant to the Company's stock ownership program described below. Since his retirement as Executive Chairman, Mr. Dempsey will no longer receive stock options and did not receive stock options during fiscal year 2009.

Stock-Settled Stock Appreciation Rights ("SARs")

                   SARs are granted as part of the Company's LTIP. SARs are similar to stock options and are considered long-term awards that are intended to achieve stockholder value by aligning management's interests with stockholders' interests. SARs are granted once a year in November as recommended by the Committee to the independent members of the Board of Directors. The exercise price of SARs is based on the closing price of the Company's common stock on the NASDAQ Global Select Market on the date of grant. SARs have ten-year terms. For all of the named executive officers, other than Mr. Dempsey and Ms. Gross, SARs vest in equal annual increments over three years. SARs granted to Ms. Gross vest one year from the grant date. SARs have not been granted to Mr. Dempsey.

Restricted Stock

                   The Company's LTIP also allows for the issuance of restricted stock awards. Restricted stock awards are focused on retention and long-term commitment of executives. Restricted stock awards are granted to officers and certain other employees. Shares of restricted stock are granted once a year in November as recommended by the Committee to the independent members of the Board of Directors. Shares of restricted stock are considered issued and outstanding with respect to which executives may vote and receive dividends paid in the ordinary course to other Royal Gold stockholders. Royal Gold has paid a cash dividend on its common stock for each fiscal year beginning in fiscal year 2000, on a calendar year basis, subject to the discretion of the Board of Directors.

                   Restricted stock awards vest in equal one-third increments beginning on the fourth anniversary of the restricted stock grant date, with full vesting six years from the date of grant. The Committee believes that delaying the vesting of restricted stock awards until the fourth anniversary of the grant date encourages employee retention.

Performance Awards

                   The Company also grants performance awards under the LTIP. Performance awards, which are also referred to as performance shares or performance stock awards in this Proxy Statement, are intended to provide significant incentive to obtain long-term, non-dilutive growth performance. The portion of each executive officer's total compensation in the form of performance shares varies for each officer. In awarding performance shares to any executive officer, the Committee considers the executive officer's responsibilities within the Company and the executive officer's ability to influence or meet the performance objectives. Performance shares can only be earned if either multi-year performance goals are met within five years of the date of grant. If the performance goals are not earned by the end of the five year period, the performance shares will be forfeited. Performance shares granted may vest upon meeting one of two defined performance goals: (1) growth of free cash flow per share on a trailing twelve-month basis; and (2) growth of royalty ounces in reserve per share on an annual basis. The Committee believes that free cash flow per share is an important indicator of the Company's financial health and growth. The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less minority interest in operating income of consolidated subsidiaries. The Committee strives to establish performance goals that are challenging to meet and would provide significant stockholder value, if achieved. Performance shares may vest in 25% increments upon meeting 25%, 50%, 75% and 100% of performance goals. Performance shares will vest upon the Committee's determination that such 25% increment of the performance goals has been met.

                   Performance shares are not considered issued and outstanding shares with respect to which executives may vote or receive dividends. Performance shares are settled with shares of the Company's common stock when they vest.

                   As of the record date, 75% of the performance targets set for the performance shares awarded in fiscal year 2007 were met and, as a result, 75% of the performance shares vested and were settled with common stock. None of the performance shares awarded in fiscal year 2008 or fiscal year 2009 have vested. Solely for purposes of SFAS 123R recognition of compensation expense, as of June 30, 2009, management determined that it is probable that the remaining 25% of the performance shares granted in fiscal year 2007 and 25% of the performance shares granted in fiscal year 2008 will vest. However, performance shares will not vest until performance objectives are actually met as determined by the Committee.

Benefit Programs

                   Benefit programs for the executive officers are generally common in design and purpose to those for the broad-base of employees in the United States. The Company also maintains a Simplified Employee Pension Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP Plan") in which all employees are eligible to participate. This plan was chosen because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. The SARSEP Plan allows employees to reduce their pre-tax salary, subject to certain limitations, and to put this money into a tax deferred investment plan. This is a voluntary plan. Individuals may make contributions of up to the lesser of (i) 25% of their aggregate annual salary and bonus, or (ii) $16,500, or if the employee is over age 50, $22,000, for calendar year 2009. The Company will match 100% of the individual's contribution, up to 7% of an individual's annual salary and bonus. Those that do not participate in the SARSEP Plan will receive a 3% employer contribution in accordance with the Plan. Employer contributions are immediately 100% vested. Total employee and employer contributions may not exceed the lesser of $49,000 for calendar 2009 or 25% of aggregate annual salary and bonus for any individual.

Perquisites

                   The Company believes perquisites for executives should be extremely limited in scope and value and, therefore, generally does not provide perquisites or other special benefits to executive officers.

Executive Stock Ownership

                   Royal Gold has adopted a stock ownership program to encourage its executive officers to achieve and maintain a minimum investment in the Company's common stock at levels set by the Committee. The program provides incentives for these officers to focus on improving long-term shareholder value and linking the interest of management and stockholders. Royal Gold's executive stock ownership program requires each of the Company's executive officers to own a number of shares that is valued at a multiple of his or her base salary. Unexercised stock options and SARs, unvested shares of restricted stock and unearned performance shares are not considered owned for purposes of the program. The multiple for the President and Chief Executive Officer is four times base salary, and the multiple for all other executive officers is two times base salary. There is no time frame in which the executive officers must meet ownership targets. The program requires each executive officer to hold an aggregate of fifty percent (50%) of the shares of stock acquired after the required tax withholdings, pursuant to any option grant, SARs grant, restricted stock grant, or performance share grant until such executive officer reaches his or her ownership target.

Post-Termination Compensation

                   The Company does not provide pension or other retirement benefits apart from the SARSEP Plan described above. The Company provides certain post-termination benefits pursuant to the terms of employment agreements and the LTIP, described above under "Employment Agreements" on page 22 and below under the section titled "Potential Payments Upon Termination or Change-in-Control" on page 34.

 2009 SUMMARY COMPENSATION TABLE

                   The following table provides information regarding the compensation of the Company's named executive officers for fiscal years 2009, 2008 and 2007.

Name and Principal Position	Year (fiscal)	Salary(4) ($)	Bonus(5) ($)	Stock Awards(6) ($)	Option Awards(7) ($)	All Other Compensation(8) ($)	Total ($)
Stanley Dempsey(1)	2009	$138,500	$—	$304,440	$179,443	$14,721	$637,104
Chairman	2008	$186,500	$102,000	$—	$525,612	$21,331	$835,443
	2007	$180,000	$95,000	$73,788	$472,978	$23,193	$884,959
Tony Jensen	2009	$375,500	$—	$403,315	$194,081	$18,745	$991,641
President and Chief	2008	$341,000	$260,000	$453,941	$198,807	$35,826	$1,289,574
Executive Officer	2007	$320,000	$200,000	$590,106	$181,972	$29,469	$1,321,547
Stefan Wenger	2009	$182,000	$—	$210,417	$129,387	$23,667	$545,471
Chief Financial Officer	2008	$169,019	$95,000	$236,228	$127,260	$18,638	$646,145
and Treasurer	2007	$155,000	$85,000	$304,310	$124,592	$16,836	$685,738
Bruce C. Kirchhoff(2)	2009	$237,000	$—	$71,337	$69,558	$28,142	$406,037
Vice President and General Counsel
William Heissenbuttel(3)	2009	$182,000	$—	$131,296	$81,008	$18,017	$412,321
Vice President of	2008	$162,500	$125,000	$157,107	$39,221	$15,406	$499,234
Corporate Development	2007	$135,000	$95,000	$152,294	$26,942	$9,071	$418,307
Karen P. Gross	2009	$182,000	$—	$157,832	$176,830	$22,806	$539,468
Vice President and	2008	$170,000	$90,000	$203,009	$164,253	$21,794	$649,056
Corporate Secretary	2007	$155,000	$90,000	$249,828	$174,768	$20,627	$690,223

(1)
Mr. Dempsey retired from his position as Executive Chairman effective January 1, 2009 and continues as Chairman of the Board of Directors. The fiscal year 2009 salary amount includes (i) $97,000 received for service as Executive Chairman from July 1, 2008 through December 31, 2008, and (ii) $27,500 received for service as Chairman of the Board of Directors, $10,000 received for service as a non-employee director, and $4,000 received for attending meetings of the Board of Directors from January 1 through June 30, 2009.

(2)
Fiscal year 2009 is Mr. Kirchhoff's first year as a named executive officer. As such, only compensation he received for fiscal year 2009 is required to be included in this Proxy Statement.

(3)
Mr. Heissenbuttel was appointed Vice President of Corporate Development effective February 15, 2007. Prior to being appointed Vice President of Corporate Development, Mr. Heissenbuttel served as the Manager of Corporate Development. The fiscal year 2007 salary amount shown reflects the salary paid to Mr. Heissenbuttel for both of the positions he held during the fiscal year.

(4)
Salaries are subject to annual review and adjustment by the Compensation, Nominating and Governance Committee as approved by the Board of Directors. In May 2009, the Board of Directors approved salaries for fiscal year 2010 for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel, and Ms. Gross in the amounts of $450,000, $210,000, $245,000, $210,000 and $200,000, respectively.

(5)
Bonus award amounts for fiscal year 2009 are not determinable as of the date of this Proxy Statement. Any bonus awards for fiscal year 2009 will be determined in November 2009 and may be paid in December 2009 or January 2010. Bonus awards earned in a particular fiscal year are customarily determined and paid in the next fiscal year. Bonus awards for fiscal year 2008 were determined in November 2008 and were paid in December 2008 for some individuals and January 2009 for other individuals. Fiscal year 2008 bonus amounts for Messrs. Jensen, Kirchhoff, and Heissenbuttel include a special adjustment for efforts related to the Barrick transaction. Amounts of bonus awards for fiscal year 2007 were determined in November 2007 and were paid in January 2008.

(6)
Amounts shown reflect the fair value of vested restricted stock awards and vested performance stock awards recognized during fiscal years 2009, 2008 and 2007 for financial statement reporting purposes in accordance with SFAS 123R. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 6 to the Company's Consolidated Financial Statements contained in the Company's 2009 Annual Report on Form 10-K filed with the SEC on August 21, 2009, for a discussion of the assumptions used in valuation of the restricted stock and performance stock awards.

(7)
Amounts shown reflect the fair value of stock option awards and SARs recognized during fiscal years 2009, 2008 and 2007 for financial statement reporting purposes in accordance with SFAS 123R, using the Black-Scholes-Merton option-pricing model. Amounts shown do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. Refer to Note 6 to the Company's Consolidated Financial Statements contained in the Company's 2009 Annual Report on Form 10-K filed with the SEC on August 21, 2009, for a discussion of the assumptions used in valuation of stock option and SARs awards.

(8)
All Other Compensation includes the following:

Name	Year (fiscal)	Employer SARSEP Contributions	Life and Accidental Death & Dismemberment Insurance Premiums	Long-Term Disability Insurance Premiums		Total All Other Compensation
Stanley Dempsey(1)	2009	$13,930	$378	$413		$14,721
	2008	$19,705	$801	$825		$21,331
	2007	$21,565	$803	$825		$23,193
Tony Jensen	2009	$17,218	$702	$825		$18,745
	2008	$34,299	$702	$825		$35,826
	2007	$27,942	$702	$825		$29,469
Stefan Wenger	2009	$22,140	$702	$825		$23,667
	2008	$17,111	$702	$825		$18,638
	2007	$15,426	$585	$825		$16,836
Bruce C. Kirchhoff	2009	$26,615	$702	$825		$28,142
William Heissenbuttel	2009	$16,490	$702	$825		$18,017
	2008	$13,879	$702	$825		$15,406
	2007	$7,696	$632	$743		$9,071
Karen P. Gross	2009	$19,052	$702	$3,052	(2)	$22,806
	2008	$18,200	$702	$2,892	(2)	$21,794
	2007	$17,150	$702	$2,775	(2)	$20,627

(1)
Fiscal year 2009 amounts shown for Mr. Dempsey reflect amounts for the period from July 1, 2008, through December 31, 2008, prior to his retirement from his position as Executive Chairman.

(2)
Amounts include additional disability benefits for Ms. Gross pursuant to a previous benefits package.

The Company provides SARSEP and life and disability benefits to all of its employees. The Company matches employee contributions to the SARSEP Plan, up to 7% of an individual's aggregate annual salary and bonus.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2009

                   This table provides information regarding incentive awards and other stock-based awards granted during fiscal year 2009 to the named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Prices of Option Awards(4) ($/sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Stanley Dempsey	11/5/2008	—	—	—	15,000	—	—	$464,400
Tony Jensen	11/5/2008	3,750	15,000	15,000				$464,400
	11/5/2008				20,000			$619,200
	11/5/2008					15,000	$30.96	$184,200
Stefan Wenger	11/5/2008	1,875	7,500	7,500				$232,200
	11/5/2008				10,000			$309,600
	11/5/2008					10,000	$30.96	$122,800
Bruce C. Kirchhoff	11/5/2008	1,875	7,500	7,500				$232,200
	11/5/2008				10,000			$309,600
	11/5/2008					10,000	$30.96	$122,800
William Heissenbuttel	11/5/2008	1,875	7,500	7,500				$232,200
	11/5/2008				10,000			$309,600
	11/5/2008					10,000	$30.96	$122,800
Karen P. Gross	11/5/2008	1,250	5,000	5,000				$154,800
	11/5/2008				5,000			$154,800
	11/5/2008					15,000	$30.96	$184,200

(1)
Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, up to 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Amounts shown in the "Threshold" column represent minimum achievement of 25% of the target objectives. Amounts shown in the "Target" column and "Maximum" column represent maximum achievement of 100% of the target objectives. Each performance stock award, if earned, will be settled with a share of Royal Gold common stock. The closing price of Royal Gold's common stock on the NASDAQ Global Select Market on the date of grant was $30.96. Performance targets are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis. Performance stock awards will not vest until performance targets are actually met. Performance stock awards are not issued and outstanding shares upon which the named executive officer may vote or receive dividends.

(2)
Represents shares of restricted stock that vest on continued service. The closing price of Royal Gold's common stock on the NASDAQ Global Select Market on the date of grant was $30.96. Shares of restricted stock vest ratably over three years commencing on the fourth anniversary of the grant date. Accordingly, one-third of the awarded shares will vest on November 5 of each of the years 2012, 2013 and 2014. Shares of restricted stock are issued and considered outstanding shares of common stock which have voting rights and upon which the named executive officers received dividends calculated at the same rate as paid to other stockholders. Royal Gold has paid a cash dividend on its common stock for each year beginning in fiscal year 2000.

(3)
Stock option and SARs awards granted to Messrs. Jensen, Wenger, Kirchhoff, and Heissenbuttel vest ratably over three years commencing on the first anniversary of the grant date and accordingly, one-third of the stock options and SARs will become exercisable on November 5 of each of the years 2009, 2010 and 2011. Stock options and SARs granted to Ms. Gross vest entirely on the first anniversary of the grant date and, accordingly, will become exercisable on November 5, 2009. Amounts for Messrs. Jensen, Wenger, Kirchhoff, Heissenbuttel, and Ms. Gross

  include SARs awards of 12,000, 7,000, 7,000, 7,000 and 12,000 shares, respectively, and 3,000 stock option awards for each individual.

(4)
Exercise or base price is the closing price of the Company's common stock on the NASDAQ Global Select Market on the grant date.

(5)
Amounts shown represent the total fair value of awards calculated as of the grant date in accordance with SFAS 123R and do not represent cash payments made to the individuals, amounts realized or amounts that may be realized. For restricted stock and performance stock awards, grant date fair value is calculated using the closing price of the Company's common stock on the date of grant. For stock option awards and SARs, grant date fair value is calculated using the Black-Scholes-Merton option-pricing model on the date of grant. In accordance with SFAS 123R, the grant date fair value for stock option awards and SARs granted on November 5, 2008, was $12.28 and the grant date fair value for performance stock awards and restricted stock granted on November 5, 2008, was $30.96. Refer to Note 6 to the Company's Consolidated Financial Statements contained in the Company's 2009 Annual Report on Form 10-K filed with the SEC on August 21, 2009, for a discussion of the assumptions used in valuation of plan-based awards.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

                   This table provides information about the total outstanding stock options, SARs, shares of restricted stock and performance stock awards for each of the named executive officers as of June 30, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Stanley Dempsey	45,020	—		$20.08	5/29/2013
	23,000	—		$22.22	11/8/2015
	36,650	—		$28.78	11/7/2016
	36,640	—		$29.75	11/7/2017
						15,000	(6)	$625,350
Tony Jensen	10,000	—		$12.55	5/20/2014
	25,000	—		$17.38	11/10/2014
	15,000	—		$22.22	11/8/2015
	10,000	5,000	(7)	$28.78	11/7/2016
	5,000	10,000	(8)	$29.75	11/7/2017
	—	15,000	(9)	$30.96	11/5/2018
						8,333	(10)	$347,403
						15,000	(11)	$625,350
						20,000	(12)	$833,800
						20,000	(13)	$833,800
						20,000	(14)	$833,800
									3,750	(15)	$156,338
									15,000	(16)	$625,350
									15,000	(17)	$625,350
Stefan Wenger	4,980	—		$20.08	5/29/2013
	2,600	—		$17.38	11/10/2014
	10,000	—		$22.22	11/8/2015
	6,666	3,334	(7)	$28.78	11/7/2016
	3,333	6,667	(8)	$29.75	11/7/2017
	—	10,000	(9)	$30.96	11/5/2018
						4,167	(10)	$173,722
						10,000	(11)	$416,900
						10,000	(12)	$416,900
						10,000	(13)	$416,900
						10,000	(14)	$416,900
									1,875	(15)	$78,169
									7,500	(16)	$312,675
									7,500	(17)	$312,675

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)		Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Bruce C. Kirchhoff	1,600	—		$32.40	2/15/2017
	3,333	6,667	(8)	$29.75	11/7/2017
	—	10,000	(9)	$30.96	11/5/2018
						10,000	(13)	$416,900
						10,000	(14)	$416,900
									7,500	(16)	$312,675
									7,500	(17)	$312,675
William Heissenbuttel	1,666	834	(7)	$28.78	11/7/2016
	3,333	6,667	(8)	$29.75	11/7/2017
	—	10,000	(9)	$30.96	11/5/2018
						5,000	(12)	$208,450
						10,000	(13)	$416,900
						10,000	(14)	$416,900
									1,875	(15)	$78,169
									7,500	(16)	$312,675
									7,500	(17)	$312,675
Karen P. Gross	10,000	—		$2.875	6/5/2010
	9,800	—		$10.17	5/10/2012
	25,000	—		$20.08	5/29/2013
	2,500	—		$12.55	5/20/2014
	15,000	—		$17.38	11/10/2014
	15,000	—		$22.22	11/8/2015
	12,500	—		$28.78	11/7/2016
	12,500	—		$29.75	11/7/2017
	—	15,000	(6)	$30.96	11/5/2018
						7,500	(11)	$312,675
						10,000	(12)	$416,900
						10,000	(13)	$416,900
						5,000	(14)	$208,450
									1,250	(15)	$52,113
									5,000	(16)	$208,450
									5,000	(17)	$208,450

(1)
Figures represent shares of common stock underlying stock options and SARs. Stock options and SARS awarded to Messrs. Jensen, Wenger, Kirchhoff, and Heissenbuttel vest ratably over three years commencing on the first anniversary of the grant date. Stock options and SARS granted to Mr. Dempsey and Ms. Gross vest entirely on the first anniversary of the grant date.

(2)
Represents shares of restricted stock that vest based on continued service. Shares of restricted stock vest ratably over three years commencing on the fourth anniversary of the grant date.

(3)
Market value is based on a stock price of $41.69, the closing price of Royal Gold's common stock on the NASDAQ Global Select Market on June 30, 2009, and the outstanding number of shares of restricted stock.

(4)
Represents performance stock awards that will vest upon achievement of target performance objectives within five years of the grant. If target performance objectives are not met within five years of the grant, the performance stock awards will be forfeited. If target performance objectives are met at any time during the five year period, 100% of the performance stock awards will vest. Interim amounts may vest in 25% increments upon achievement of 25%, 50%, 75% and 100% of the target objectives. Each performance stock award, if earned, will be settled with a share of Royal Gold common stock. Performance targets are based on growth of free cash flow per share on a trailing twelve month basis and growth of royalty ounces in reserve per share on an annual basis.

(5)
Payout value is based on a stock price of $41.69, the closing price on NASDAQ Global Select Market on June 30, 2009, and assuming 100% of the performance stock awards shown will vest based on the achievement of target performance objectives. Amounts indicated are not necessarily indicative of the amounts that may be realized by the named executive officers.

(6)
Restricted stock granted to Mr. Dempsey will vest on November 5, 2009. On November 5, 2009, 3,000 stock options and 12,000 SARs granted to Ms. Gross will become exercisable.

(7)
Stock options will become exercisable on November 7, 2009.

(8)
One-half of the stock options will become exercisable on November 7, 2009, and the remaining one-half of the stock options will become exercisable on November 7, 2010.

(9)
One-third of the stock options and SARs will become exercisable on each of November 5, 2009, 2010 and 2011. Amounts include 3,000 stock options and 12,000, 7,000, 7,000 and 7,000 SARs for Messrs. Jensen, Wenger, Kirchhoff, and Heissenbuttel, respectively.

(10)
One-half of the shares will vest on November 10, 2009, and the remaining one-half of the shares will vest on November 10, 2010.

(11)
Shares will vest ratably on November 8, 2009, 2010 and 2011.

(12)
Shares will vest ratably on November 7, 2010, 2011 and 2012.

(13)
Shares will vest ratably on November 7, 2011, 2012 and 2013.

(14)
Shares will vest ratably on November 5, 2012, 2013 and 2014.

(15)
Awards will expire on November 7, 2011, if the vesting requirements are not met. See note (4) above. Solely for purposes of SFAS 123R, as of June 30, 2009, it was determined by management that it is probable these awards will be earned and paid out during fiscal year 2010. However, performance stock awards will not vest until performance targets are actually met, as determined by the Compensation Nominating and Governance Committee.

(16)
Awards will expire on November 7, 2012 if the vesting requirements are not met. See note (4) above. Solely for purposes of SFAS 123R, as of June 30, 2009, it was determined by management that it is probable 25% of these awards will be earned and paid out during fiscal year 2010. However, performance stock awards will not vest until performance targets are actually met, as determined by the Compensation Nominating and Governance Committee.

(17)
Awards will expire on November 5, 2013, if the vesting requirements are not met. See note (4) above.

FISCAL YEAR 2009 OPTION EXERCISES AND STOCK VESTED

                   This table provides information on option exercises and the vesting of shares of restricted stock or performance stock awards for each of the named executive officers during fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Stanley Dempsey	16,290	$233,301	—	$—
Tony Jensen	—	$—	7,917	$245,473
Stefan Wenger	7,033	$151,420	3,958	$122,721
Bruce C. Kirchhoff	—	$—	—	$—
William Heissenbuttel	—	$—	1,875	$57,169
Karen P. Gross	15,200	$445,360	1,250	$38,113

(1)
Value realized upon exercise of stock options was computed by calculating the closing price of the underlying Royal Gold common stock on the date of exercise less the exercise price of the option, multiplied by the number of shares underlying the options exercised.

(2)
Amounts shown represent the number of performance and restricted stock awards that vested on November 7, 2008, and November 10, 2008, respectively, and the shares of common stock acquired by the named executive officer upon the settlement of these vested awards. Vesting of the performance stock awards were approved by the Compensation, Nominating and Governance Committee, due to the Company achieving certain performance objectives. The Company settles vested performance and restricted stock awards with shares of the Company's common stock.

(3)
Value realized upon vesting of performance and restricted stock awards was computed by calculating the closing price of the underlying Royal Gold common stock on the NASDAQ Global Select Market on the date that the performance stock awards and restricted stock awards vested, multiplied by the number of performance and restricted stock awards that vested. Performance stock awards represented in the table vested on November 7, 2008. The closing price of the Company's common stock on NASDAQ Global Select Market on the vesting date for performance stock awards was $30.49. Restricted stock awards represented in the table vested on November 10, 2008. The closing price of the Company's common stock on NASDAQ Global Select Market on the vesting date for restricted stock awards was $31.47.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements

                   Each of the employment agreements with Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross provide post-termination benefits and benefits upon a change of control. Pursuant to Mr. Jensen's employment agreement, Mr. Jensen will continue to serve as the Company's President and Chief Executive Officer and the Company's Board of Directors will continue to nominate Mr. Jensen for re-election as director. The employment agreement has a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or Mr. Jensen timely elects for non-renewal. Pursuant to the employment agreement, Mr. Jensen will receive severance compensation upon an involuntary termination of employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control," then Mr. Jensen will be entitled to one times his then base salary. If such termination or non-renewal occurs within two years after a "Change of Control," then Mr. Jensen will be entitled to two and one-half times his then base salary, two and one-half times his average annual cash incentive bonus for the prior three fiscal years and continued employee benefits for twelve months. The employment agreement restricts Mr. Jensen from competing against the Company or soliciting the Company's employees, customers or business relationships for a period of twelve months following termination of his employment with the Company.

                   Pursuant to individual employment agreements, Mr. Wenger, Mr. Kirchhoff and Ms. Gross will continue to serve as the Company's Chief Financial Officer and Treasurer, Vice President and General Counsel and Vice President and Corporate Secretary, respectively. Each employment agreement has a one-year term, which will automatically renew for four consecutive one-year periods unless either the Company or the executive timely elects for non-renewal. Pursuant to each employment agreement, the executive will receive severance compensation upon an involuntary termination of employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period. If such termination or non-renewal does not occur within two years after a "Change of Control," then the executive will be entitled to one times his or her then base salary. If such termination or non-renewal occurs within two years after a "Change of Control," the executive will be entitled to one and one-half times his or her then base salary, one and one-half times his or her average annual cash incentive bonus for the prior three fiscal years and continued employee benefits for twelve months. The employment agreement restricts each executive from competing against the Company or soliciting the Company's employees, customers or business relationships for a period of twelve months following termination of his or her employment with the Company.

                   Pursuant to the employment agreements with Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross, an executive receives no severance compensation in the event of a termination by the Company for "Cause," a voluntary termination by the executive without "Good Reason," or if the executive elects not to renew the term of the employment agreement during the four-year renewal period.

                   Under the employment agreement with Messrs. Jensen, Wenger, Kirchhoff and Ms. Gross, "Cause" is defined as a (i) guilty verdict of fraud, theft, embezzlement or misappropriation against the Company; (ii) guilty verdict of a felony or any other crime involving moral turpitude; (iii) compromise of Company proprietary and confidential information or gross or willful misconduct that causes substantial and material harm to the Company; or (iv) material uncured breach of the employment agreement. "Good Reason" is defined as the timely noticed and uncured occurrence of any of the following circumstances: (i) any material adverse change in the executive's title or responsibilities with the Company; (ii) any material reduction in the executive's base salary; (iii) receipt of notice of relocation of more than 50 miles from the job-site immediately prior to the effective date of the employment agreement; or (iv) if a Change of Control has occurred, failure to provide for the executive's participation in compensation plans that are not less than those provided by the Company to similarly situated executive officers and those provided for under any plans in which the executive was participating immediately prior to the date on which a Change of Control occurs. "Change of Control" means any of the following: (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity; (ii) a sale of substantially all of the assets of the Company to another person or entity; (iii) any transaction which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning fifty percent (50%) or more of the combined voting power of all classes of stock of the Company; or (iv) during any period of two consecutive years, a change in the majority membership on the Board of Directors, except as approved by the majority of directors then still in office who were directors at the beginning of such period.

2004 Omnibus Long-Term Incentive Plan

                   The Company's restricted stock agreement, performance share agreement, and stock option agreements, for incentive stock options, non-qualified stock options, and SARs, under the LTIP provide that in the event of an "Involuntary Termination" within one year in connection with a "Corporate Transaction," all outstanding shares of restricted stock, performance shares and stock options will be immediately vested. "Corporate Transaction" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company, or (iii) any transaction which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power in the Company. "Involuntary Termination" means involuntary discharge for reasons other than "Cause" or voluntary resignation from the Company following (i) a material adverse change in the executive's title or responsibilities with the Company, (ii) a material reduction in the executive's base salary, or (iii) relocation of more than 50 miles. The Company's restricted stock agreement under the LTIP also provides that all unvested shares of restricted stock will become immediately vested upon a termination, other than for "Cause," after 15 years of service.

                   Pursuant to the Award Modification Agreements entered into with Messrs. Dempsey, Jensen, Wenger, Kirchhoff, and Ms. Gross, each executive will be entitled to accelerated vesting of stock options, shares of restricted stock and performance stock awards that were granted prior to the effective date of the Award Modification Agreements upon an involuntary termination of employment without "Cause," a voluntary termination of employment for "Good Reason," or if the Company elects not to renew the employment term during the four-year renewal period under the employment agreement with each Grantee. If such termination or non-renewal does not occur within two years after a "Change of Control," then upon such termination or non-renewal (i) all stock options will become immediately exercisable, (ii) a pro-rated portion of each grant of shares of restricted stock will vest based on the period of employment from the date of grant to the date of termination or non-renewal, and (iii) all or a portion of the performance stock awards will fully vest based on the number of performance stock awards to which the executive would have been entitled, taking into account the Company's performance through the last day of the fiscal quarter in which the termination or non-renewal takes place, determined in accordance with the Company's practices with respect to performance stock awards. If such termination or non-renewal occurs within two years after a "change of control," then upon such termination or non-renewal all stock options will become immediately exercisable and all shares of restricted stock and performance stock awards will fully vest. "Cause," "Good Reason," and "Change of Control" are as defined under the executive's employment agreement and are described further above under the section titled "Employment Agreements."

Other Employee Benefits

                   The Company provides life insurance benefits up to $150,000 to all of its employees. The Company also provides long-term disability coverage to all of its employees that provides for 60% of monthly salary protection up to $7,000 a month until age 65. Each of the named executive officers shown below would be entitled to these amounts upon termination for death or disability.

                   The table below shows the estimated payments and benefits for each of our named executive officers that would be provided as a result of termination or a change-in-control of the Company. Calculations for this table assume that the triggering event took place on June 30, 2009, the last business day of our 2009 fiscal year, except as noted. Salary and bonus calculations for Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross, are based on employment agreements entered into on September 15, 2008. Calculations for amounts shown for awards under the Company's LTIP are based on the closing price of the Company's common stock on the NASDAQ Global Select Market on June 30, 2009, which was $41.69 and, for Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross, other than as noted, based on acceleration benefits provided under Award Modification Agreements entered into on September 15, 2008.

					2004 LTIP
			Value of Medical Insurance Continuation
	Salary				Restricted Stock		Stock Options and SARs		Performance Stock Awards		Total
Tony Jensen Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$375,500	(1)	$—		$1,126,890	(2)	$344,900	(3)	$—		$1,847,290
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$1,472,083	(1)	$21,513	(1)	$3,474,153	(2)	$344,900	(3)	$1,407,038	(4)	$6,719,687
Stefan Wenger Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$182,000	(1)	$—		$797,535	(2)	$229,933	(3)	$—		$1,209,468
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$400,500	(1)	$21,513	(1)	$1,841,322	(2)	$229,933	(3)	$703,519	(4)	$3,196,787
Bruce C. Kirchhoff Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$237,000	(1)	$—		$159,401	(2)	$186,904	(3)	$—		$583,305
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$509,250	(1)	$21,513	(1)	$833,800	(2)	$186,904	(3)	$625,350	(4)	$2,176,817
William Heissenbuttel(5) Involuntary or Voluntary Termination	$—		$—		$—		$—		$—		$—
Involuntary Termination with Change of Control	$—		$—		$1,042,250		$197,658		$703,519		$1,943,427
Karen Gross Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement	$182,000	(1)	$—		$1,354,925	(6)	$160,950	(3)	$—		$1,697,875
Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement with Change of Control	$408,000	(1)	$18,236	(1)	$1,354,925	(2)	$160,950	(3)	$469,013	(4)	$2,411,124

(1)
Amounts shown are based on employment agreements entered into with Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross on September 15, 2008.

(2)
Amounts shown are based on Award Modification Agreements entered into with Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross on September 15, 2008. Amounts shown for "Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement" are based on a pro-rated number of shares of restricted stock that will vest based on the length of the named executive officer's service from the date of grant to the date of termination. Amounts calculated are based on a termination date of June 30, 2009.

(3)
Amounts shown are based on Award Modification Agreements entered into with Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross on September 15, 2008.

(4)
Amounts shown are based on Award Modification Agreements entered into with Messrs. Jensen, Wenger, Kirchhoff, and Ms. Gross on September 15, 2008. Amounts shown for "Involuntary Termination, Voluntary Termination for Good Reason or Company Non-Renewal of Employment Agreement" are based on the Company's achievement of target performance objectives through the end of the fiscal quarter in which the termination took place, in this case as of June 30, 2009.

(5)
Amounts shown for Mr. Heissenbuttel are based on acceleration benefits under the Company's LTIP that provides for acceleration of restricted stock, stock options, SARs and performance stock upon an "Involuntary Termination" after a "Corporate Transaction" as further described above.

(6)
Amount based on the restricted stock agreement under the Company's LTIP that provides accelerated vesting for all shares of restricted stock in the event of a termination without cause after 15 years of service with the Company. As of June 30, 2009, Ms. Gross' service to the Company exceeded 15 years.

Equity Compensation Plan Information

                   The following table sets forth information concerning shares of common stock that are authorized and available for issuance under the Company's equity compensation plan as of June 30, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	710,440	(2)	$23.28	(3)	263,150
Equity compensation plans not approved by stockholders(4)	—		—		—
Total	710,440		$23.28		263,150

(1)
Represents the Company's 2004 Omnibus Long-Term Incentive Plan.

(2)
Includes 101,250 shares of common stock issuable upon the vesting of performance stock awards that vest upon the achievement of target performance objectives within five years of the grant, but does not include 260,584 shares of restricted stock outstanding pursuant to the equity compensation plan.

(3)
Weighted-average exercise price does not take into account shares of common stock issuable upon vesting of performance stock awards, which do not have exercise prices.

(4)
The Company does not maintain equity compensation plans that have not been approved by its stockholders.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership in the Company's equity securities to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from such persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met for fiscal year 2009, and all transactions are reflected in this Proxy Statement.

AUDIT COMMITTEE AND RELATED MATTERS

                   The information contained in the following Audit Committee Report shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

 Audit Committee Report

                   The Company's Audit Committee is comprised of four members who are "independent" within the meaning of such term under the NASDAQ listing standards and the meaning of such term under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated under the Act. Each member of the Audit Committee is able to read and understand fundamental financial statements and at least one member has past employment experience in finance or accounting or other comparable experience. The Audit Committee actively oversees the Company's financial condition and results of operations. The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board of Directors and the stockholders. The Audit Committee also reviews and recommends to the Board of Directors the approval of the annual financial statements and provides a forum, independent of management, where the Company's independent registered public accounting firm can communicate any issues of concern.

                   The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the United States stock exchanges and the Securities and Exchange Commission. The Audit Committee Charter is available on the Company's website at www.royalgold.com. The Audit Committee Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

                   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2009, with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Company's Audit Committee concerning independence and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with the Company.

                   Based on the review and discussions with the Company's auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the United States Securities and Exchange Commission.

                   This Report has been submitted by the following members of the Audit Committee of the Board of Directors:

    James W. Stuckert, Chairman
    John W. Goth
    William Hayes
    Donald Worth

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                   The Audit Committee and the Board of Directors are seeking stockholder ratification of its appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2010.

                   The ratification of the appointment of PricewaterhouseCoopers LLP is being submitted to the stockholders because the Audit Committee and the Board of Directors believes this to be good corporate practice. Should the stockholders fail to ratify this appointment, the Audit Committee will review the matter.

                   Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the stockholders.

                   Fees for services rendered by PricewaterhouseCoopers LLP for the fiscal years ended June 30, 2009 and June 30, 2008 are as follows:

                   Audit Fees.    Fees were $702,148 and $495,668 for the fiscal years ended June 30, 2009 and 2008, respectively. Included in this category are fees associated with the audit of the Company's annual financial statements and review of quarterly statements, issuance of consents, comfort letter and procedures, and review of documents filed with the Securities and Exchange Commission. Audit fees also include fees associated with the audit of management's assessment and operating effectiveness of the Sarbanes Oxley Act, Section 404, internal control reporting requirements.

                   Audit-Related Fees.    There were no audit-related fees for the fiscal years ended June 30, 2009 and 2008.

                   Tax Fees.    There were no tax fees for the fiscal years ended June 30, 2009 and 2008.

                   All Other Fees.    There were no other fees for the fiscal years ended June 30, 2009 and 2008.

Pre-Approval Policies and Procedures

                   The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform such service. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve certain permitted services, provided that the Chairman reports any such decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the services described above for the Company's 2009 fiscal year.

                   Vote Required for Approval.    The affirmative vote of a majority of the shares that are represented and entitled to vote at a meeting at which a quorum is present is required to ratify the appointment of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY.

 OTHER MATTERS

                   The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

Stockholder Proposals for the 2010 Annual Meeting

                   Stockholder proposals intended to be presented at the 2010 Annual Meeting of Stockholders and to be included in the Company's proxy materials for the 2010 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by June 11, 2010, if such proposals are to be considered timely and included in the proxy materials. The inclusion of any stockholder proposal in the proxy materials for the 2010 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

                   Stockholders may present proposals that are proper subjects for consideration at the Annual Meeting even if the proposal is not submitted by the deadline for inclusion in the proxy materials. To do so, the proposal must be received not less than 90 but no more than 120 days prior to the date of the 2010 Annual Meeting of Stockholders; provided, however, that if notice or public disclosure of the date of the 2010 Annual Meeting of Stockholders is not made at least 100 days prior to the date of the meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the date the notice of the 2010 Annual Meeting of Stockholders was mailed or public disclosure was made.

                   Proxies for the 2010 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by September 1, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

Karen P. Gross Vice President and Corporate Secretary

Denver, Colorado
October 9, 2009

                   Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2009. Requests for a copy of the Annual Report should be mailed, faxed, or sent via e-mail to Karen P. Gross, Vice President and Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, 303-595-9385 (fax), or kgross@royalgold.com.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date ROYAL GOLD, INC. M17158-P84311 ROYAL GOLD, INC. 1660 WYNKOOP ST., SUITE 1000 DENVER, CO 80202-1132 For Against Abstain 2. PROPOSAL to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2010. Vote on Directors 1a. Stanley Dempsey 1. PROPOSAL to elect as Class I Directors for a term of three years (term to expire at the 2012 Annual Meeting of Stockholders) or until each such Director's successor is elected and qualified, each of the following nominees: Nominees: Vote on Proposal VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting. Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The Board of Directors recommends you vote FOR the following proposal: 0 0 0 0 0 0 1b. Tony Jensen For Against Abstain 0 0 0

PROXY PROXY ROYAL GOLD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints M. Craig Haase and James W. Stuckert, or either of them, as attorneys, agents and proxies each with full power of substitution to vote, as designated on the reverse side, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on September 29, 2009, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") which will be held on November 18, 2009, at the Oxford Hotel, Sage Room, 1600 Seventeenth Street, Denver, Colorado, at 9:30 a.m., Mountain Standard Time, or at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 9, 2009. Please sign, date and return this Proxy promptly. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M17159-P84311